Exhibit (h)(2)

SCHEDULE A

to the
ETF Master Services Agreement
between

Exchange Listed Funds Trust
and

Ultimus Fund Solutions, LLC
dated December 5, 2023

Fund Portfolio(s)

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by II Technology, LLC

Armor Core Risk-Managed ETF

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by Ariam Global, Inc.

ARIA Opportunities ETF

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by Bancreek Capital Advisors, LLC
 Bancreek U.S. Large Cap ETF

Bancreek International Large Cap ETF
Bancreek Global Select ETF

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by Bancreek Capital Strategies, LLC
 Billionaires Club ETF

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by Cabana Asset Management
Cabana Target Drawdown 10 ETF
Cabana Target Beta ETF

Cabana Target Leading Sector Moderate ETF

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by Long Pond Capital, LP

Long Pond Real Estate Select ETF

Schedule A to
Ultimus ETF Master Services Agreement	A-1

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by Saba Capital Management, L.P.
 Saba Closed-End Funds ETF

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by Skylar Capital Management L.P.
 Skylar Electricity Futures ETF

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by Viking Fund Management, LLC
 Integrity Dividend Harvest ETF

Exchange Traded Concepts, LLC advised Fund(s)
subadvised by WallStreetX ETFs, Inc.

xETFs NVDA Daily Income ETF
xETFs MSTR Daily Income ETF
xETFs BMNR Daily Income ETF
xETFs HOOD Daily Income ETF
xETFs PLTR Daily Income ETF
xETFs TSLA Daily Income ETF
xETFs COIN Daily Income ETF

xETFs U.S. Large Cap Upside Boost ETF
xETFs OpenAI Upside Boost ETF
xETFs Anthropic Upside Boost ETF

xETFs NVDA Upside Boost ETF
xETFs TSLA Upside Boost ETF
xETFs SpaceX Upside Boost ETF

Exchange Traded Concepts, LLC advised Fund(s)
Climate Global – Climate Resilient REIT Index ETF
QRAFT AI-Enhanced U.S. Large Cap Momentum ETF
QRAFT AI-Enhanced U.S. Large Cap ETF

LG QRAFT AI-Powered US Large Cap Core ETF
Stratified LargeCap Index ETF

Stratified LargeCap Hedged ETF

PurePlay Nvidia Ecosystem Picks & Shovels Index ETF

Schedule A to
Ultimus ETF Master Services Agreement	A-2

Exchange Traded Concepts, LLC advised “PLUS” Branded Fund(s)

PLUS Korea Defense Industry Index ETF
PLUS Korea Manufacturing Core Alliance Index ETF

Signatures are located on the next page.

Schedule A to
Ultimus ETF Master Services Agreement	A-3

The parties duly executed this Schedule A as of June 25, 2026.

Exchange Listed Funds Trust		Ultimus Fund Solutions, LLC

By:	/s/ Richard Malinowski	By:	/s/ Gary Tenkman
Name:	Richard Malinowski	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer

Schedule A to
Ultimus ETF Master Services Agreement	A-4